UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 7, 2015
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 7, 2015, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the first quarter for 2015.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	May 7, 2015 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: May 7, 2015	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports First Quarter Fiscal 2015 Financial Results

Affirms Previously Provided Fiscal 2015 Financial Guidance

SAN DIEGO, CA, May 7, 2015 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported first quarter fiscal 2015 revenues of $182.5 million and Adjusted EBITDA of $11.6 million, or 6.4 percent of revenue.  For the quarter ended March 29, 2015, approximately 61 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 25 percent from commercial, state and local government customers, and approximately 14 percent from international customers.  Important Kratos-supported programs in the first quarter included Electromagnetic Railgun, Directed Energy Weapons, Hypersonics, Patriot, Aegis, SEWIP, Arrow, Barak, Spyder, EA 18G, Trident, DDG 1000, LCS, SSAT, AFSAT, NYMTA and SFMTA.  Cash flow from operations for the first quarter was a use of approximately $2.9 million, which reflected an increase in the Company’s customer accounts receivable Days Sales Outstanding (DSO’s), primarily related to contractual billing terms and milestones, and an increase in inventory levels, with the majority of such amounts expected to be shipped and collected in 2015.

Kratos’ total backlog at the end of the first quarter was approximately $1.1 billion, including funded and unfunded backlog of approximately $650 million and $409 million, respectively.  Kratos’ backlog at December 28, 2014 was approximately $1.1 billion.  Kratos’ bid and proposal pipeline at March 29, 2015 was approximately $6.5 billion, including a number of opportunities in the directed energy, electromagnetic railgun, hypersonic, satellite communications, signal monitoring and intelligence, cyber, unmanned system, missile, radar, electronic warfare, and critical infrastructure security areas.

For the quarter ended March 29, 2015, Adjusted EPS was a loss of $0.09.  Adjusted EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs, transaction gains and losses, and certain non-recurring items such as excess capacity and restructuring costs, contract design retrofit costs, and costs related to pending customer change orders and includes cash actually expected to be paid for income taxes in order to reflect the benefit of the Company’s net operating loss carryforwards of over $390 million.  Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results.  For the quarter ended March 29, 2015, GAAP EPS was a loss of $0.28.

Eric DeMarco, Kratos’ President and CEO, said, “Kratos’ first quarter results were in line with our financial guidance, with revenues and Adjusted EBITDA being within the previously communicated ranges.  Additionally, with our first quarter execution, contract awards, bookings, current backlog and bid and proposal pipeline also coming in as expected, we are affirming our previously communicated fiscal 2015 financial guidance, including a significant sequential increase in Adjusted EBITDA in Q2 over Q1.”

Mr. DeMarco continued, “Operationally in the first quarter, we continued to execute an aggressive cost reduction and rationalization effort, including in Kratos’ Public Safety and Security business, where we realized significant first quarter margin rate improvement.  Additionally, KPSS’ first quarter bookings gross margins also experienced a significant increase as a result of our focus on higher margin security system deployments and selectively pursuing larger strategic opportunities.  As a result of these continuing actions, we expect KPSS’ gross margins, Adjusted EBITDA margins, overall profitability and liquidity to continue to improve throughout 2015.”

Mr. DeMarco concluded, “In the first quarter, we continued to make progress in our major strategic initiative areas, including unmanned systems, satellite communications, signal monitoring and cyber security, where we are making significant discretionary investments, and as related to certain new electronic warfare, missile and radar system programs.  We remain on track for fourth quarter 2015 demonstration flights with our new unmanned combat aerial system (UCAS) platform and to commence low rate initial production in 2016 on two new major unmanned drone system programs.  Also importantly, we recently released three new satellite communication related products, an area where Kratos is already an industry leader and where we are seeing increased funding and opportunities with the seemingly insatiable demand for bandwidth from Unmanned Aerial Systems, streaming video and GPS.   Our new products, SpectralNet, NeuralStar SQM and SigX Protect, a description of each we have published with this release, could be some of the strongest growth drivers in our Company beginning next year.”

Kratos’ Board of Directors is continuing to work with an investment banking firm to assist the Board in formally reviewing Kratos’ businesses, markets and competitive positioning and in evaluating strategic alternatives, including the potential divestiture of certain of the Company’s businesses.   Kratos currently expects to report on the results of this strategic review no later than the end of Kratos’ fiscal second quarter 2015.

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 28580867.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, solutions and services for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technically oriented work force of approximately 3,600.  Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and cost-cutting activities, expected impact of the Company’s initiative to evaluate strategic alternatives, including potential divestiture of certain of its businesses, and market and industry developments, including the potential impacts on the Company’s business as a result of sequestration, Federal budget cuts and increased protest actions submitted against the Company’s projects by its competitors. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our outstanding senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with undertaking strategic alternatives, including the divestiture of non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2014, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, acquisition and restructuring related items and other, unused office space expense, contract design retrofit costs and transaction gains and losses,  less the estimated tax cash payments), Adjusted EBITDA (which excludes losses from discontinued operations, restructuring and acquisition related items and other, stock compensation expense, unused office space expense, and transaction gains and losses  and the associated margin rates).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended
	March 29	March 30
	2015	2014

Service revenues	$ 87.4	$ 100.6
Product sales	95.1	99.5
Total revenues	182.5	200.1
Cost of service revenues	66.0	74.1
Cost of product sales	69.6	73.4
Total costs	135.6	147.5
Gross profit - services	21.4	26.5
Gross profit - products	25.5	26.1

Total gross profit	46.9	52.6

Selling, general and administrative expenses	37.2	37.0
Acquisition and restructuring related items and other	1.0	0.5
Research and development expenses	4.8	5.2
Unused office space expense and other	-	0.2
Depreciation	0.8	0.8
Amortization of intangible assets	4.6	5.6
Operating income (loss)	(1.5)	3.3
Interest expense, net	(12.2)	(16.1)
Other income (expense), net	(0.4)	0.2
Loss from continuing operations before income taxes	(14.1)	(12.6)
Provision for income taxes	2.4	2.3
Loss from continuing operations	(16.5)	(14.9)
Income (loss) from discontinued operations, net of taxes	0.2	(0.1)
Net loss	$ (16.3)	$ (15.0)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.28)	$ (0.26)
Loss from discontinued operations, net of taxes	-	-
Net loss	$ (0.28)	$ (0.26)

Weighted average common shares outstanding
Basic and diluted	58.3	57.4

Adjusted EBITDA (1)	$ 11.6	$ 16.9

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, contract design retrofit costs, transaction gain (loss), transaction and litigation related costs and restructuring and acquisition related items and other.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended
	March 29	March 30
	2015	2014

Net loss	$ (16.3)	$ (15.0)
Income (loss) from discontinued operations	(0.2)	0.1
Interest expense, net	12.2	16.1
Provision (benefit) for income taxes	2.4	2.3
Depreciation *	3.9	4.0
Stock compensation	2.0	1.8
Foreign transaction (gain)/loss	0.4	(0.2)
Unused office space expense and other	-	0.2
Amortization of intangible assets	4.6	5.6
Acquisition and restructuring related items, excess capacity and other	1.9	1.0
Contract design retrofit and contract conversion adjustment	0.7	1.0

Adjusted EBITDA	$ 11.6	$ 16.9

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:
	Three Months Ended
	March 29	March 30
	2015	2014
Excess capacity and restructuring costs	$ 1.5	$ 1.0
Transaction and litigation related items	0.1	-
Costs related to pending customer change orders	0.3	-

	$ 1.9	$ 1.0

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended
	March 29	March 30
	2015	2014
Revenues:
Unmanned Systems	$ 12.4	$ 19.7
Government Solutions	132.5	131.5
Public Safety & Security	37.6	48.9
Total revenues	$ 182.5	$ 200.1

Operating income (loss) from continuing operations:
Unmanned Systems	$ (4.1)	$ (1.8)
Government Solutions	4.7	5.9
Public Safety & Security	0.1	1.0
Other activities	(2.2)	(1.8)
Total operating income (loss) from continuing operations	$ (1.5)	$ 3.3

Note: Other activities in the three months ended March 29, 2015 and March 30, 2014 include restructuring, excess capacity, costs related to pending customer change orders and contract modification adjustments, non-cash impairment and other of $1.9 million and $1.0 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended
	March 29	March 30
	2015	2014

Unmanned Systems	$ (0.9)	$ 1.3
% of revenue	-7.3%	6.6%
Government Solutions	11.8	13.9
% of revenue	8.9%	10.6%
Public Safety & Security	0.7	1.7
% of revenue	1.9%	3.5%
Total	$ 11.6	$ 16.9
% of revenue	6.4%	8.4%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	March 29	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 34.4	$ 34.7
Restricted cash	1.6	5.4
Accounts receivable, net	238.6	248.2
Inventoried costs	72.1	68.0
Prepaid expenses	8.4	8.5
Other current assets	11.1	10.1
Total current assets	366.2	374.9
Property, plant and equipment, net	81.5	82.6
Goodwill	596.4	596.4
Intangible assets, net	47.7	52.3
Other assets	30.8	32.6
Total assets	$ 1,122.6	$ 1,138.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 42.5	$ 48.4
Accrued expenses	31.5	34.2
Accrued compensation	39.2	46.4
Accrued interest	16.5	5.6
Billings in excess of costs and earnings on uncompleted contracts	56.5	52.1
Deferred income tax liability	30.2	30.3
Other current liabilities	6.6	9.1
Total current liabilities	223.0	226.1
Long-term debt principal, net of current portion	622.0	622.0
Line of credit	41.0	41.0
Other long-term liabilities	25.1	25.4
Total liabilities	911.1	914.5
Commitments and contingencies
Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	867.1	863.4
Accumulated other comprehensive loss	(1.9)	(1.7)
Accumulated deficit	(653.7)	(637.4)
Total stockholders’ equity	211.5	224.3
Total liabilities and stockholders’ equity	$ 1,122.6	$ 1,138.8

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Three Months Ended
	March 29	March 30
	2015	2014
Operating activities:
Net loss	$ (16.3)	$ (15.0)
Less: Loss (income) from discontinued operations	0.2	(0.1)
Loss from continuing operations	(16.5)	(14.9)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	8.5	9.6
Deferred income taxes	1.8	-
Stock‑based compensation	2.0	1.8
Change in unused office space accrual	-	0.2
Amortization of deferred financing costs	0.5	1.3
Amortization of premium on Senior Secured Notes	0.3	(1.0)
Provision for doubtful accounts	0.1	0.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9.6	17.8
Inventoried costs	(6.0)	(6.7)
Customer advances & progress payments	1.7	-
Prepaid expenses and other assets	(1.4)	2.2
Accounts payable	(6.4)	(13.7)
Accrued compensation	(7.2)	(6.3)
Accrued expenses	(2.8)	(5.2)
Accrued interest payable	10.9	15.6
Billings in excess of costs and earnings on uncompleted contracts	4.4	(0.1)
Income tax receivable and payable	(0.1)	1.8
Other liabilities	(2.3)	(0.8)
Net cash provided by (used in) operating activities from continuing operations	(2.9)	1.7
Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(1.6)
Decrease in restricted cash	3.8	-
Capital expenditures	(2.2)	(3.1)
Net cash provided by (used in) investing activities from continuing operations	1.6	(4.7)
Financing activities:
Repayment of debt	(0.2)	(0.2)
Other	1.7	1.6
Net cash provided by financing activities from continuing operations	1.5	1.4
Net cash flows from continuing operations	0.2	(1.6)
Net operating cash flows from discontinued operations	(0.2)	(0.5)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	-
Net decrease in cash and cash equivalents	(0.3)	(2.1)
Cash and cash equivalents at beginning of period	34.7	55.7
Cash and cash equivalents at end of period	$ 34.4	$ 53.6

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended
	March 29	March 30
	2015	2014

Loss from continuing operations before taxes	$ (14.1)	$ (12.6)
Add: Amortization of intangible assets	4.6	5.6
Add: Stock compensation	2.0	1.8
Add: Unused office space expense and other	-	0.2
Add: Foreign transaction (gain)/loss	0.4	(0.2)
Add: Contract design retrofit costs and contract conversion adjustment	0.7	1.0
Add: Restructuring and acquisition related items and other	1.9	1.0
Adjusted loss from continuing operations before income taxes	(4.5)	(3.2)

Estimated cash tax provision	0.7	0.7
Adjusted loss from continuing operations	$ (5.2)	$ (3.9)

Diluted income per common share:
Adjusted loss from continuing operations	$ (0.09)	$ (0.07)

Weighted average common shares outstanding
Diluted	58.3	57.4

-end-